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                                                                     EXHIBIT 3.5



                                   MEMORANDUM

                                       AND

                             ARTICLES OF ASSOCIATION

                                       OF

                           3062834 NOVA SCOTIA COMPANY












                        STEWART MCKELVEY STIRLING SCALES


                             BARRISTERS & SOLICITORS


                              HALIFAX, NOVA SCOTIA








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                            MEMORANDUM OF ASSOCIATION

                                       OF

                           3062834 NOVA SCOTIA COMPANY

1.  The name of the Company is 3062834 NOVA SCOTIA COMPANY.

2. There are no restrictions on the objects and powers of the Company and the Company shall expressly have the following powers:

    (1) to sell or dispose of its undertaking, or a substantial part thereof;

    (2) to distribute any of its property in specie among its members; and

    (3) to amalgamate with any company or other body of persons.

3.  The liability of the members is unlimited.

         I, the undersigned, whose name, address and occupation are subscribed, am desirous of being formed into a company in pursuance of this Memorandum of Association, and I agree to take the number and kind of shares in the capital stock of the Company written below my name.


                              /s/ Charles S. Reagh
                              --------------------------------------------------
                              Name of Subscriber: Charles S. Reagh
                              900-1959 Upper Water Street, Halifax, NS  B3J 2X2
                              Occupation: Solicitor
                              Number of shares subscribed:  One Common share

TOTAL SHARES TAKEN:  one common share
Dated this 28th day of December, 2001.


Witness to above signature:   /s/ Amy Smith
                              --------------------------------------------------
                              Name of Witness: Amy Smith*
                              900-1959 Upper Water Street, Halifax, NS  B3J 2X2
                              Occupation: Legal Assistant




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                           3062834 NOVA SCOTIA COMPANY

                               SPECIAL RESOLUTION

BE IT RESOLVED as a Special Resolution of the Company that the name of the Company be, with the approval of the Registrar of Joint Stock Companies, changed from

                           3062834 NOVA SCOTIA COMPANY
                                       to
                              ACORN HOLDINGS I ULC

effective immediately following approval thereof by the Registrar of Joint Stock Companies and that application be made to the Registrar of Joint Stock Companies to enter the said new name on the register of companies in the place of the present name of the Company.

               * * * * * * * * * * * * * * * * * * * * * * * * * *

                              C E R T I F I C A T E

I hereby certify that the foregoing resolution is a true copy of a Special Resolution duly passed by being signed by all of the shareholders of the Company who would be entitled to vote on the resolution at a meeting, all in accordance with the provisions of sub-section (1) of Section 92 of the Companies Act of Nova Scotia, and that the resolution is a Special Resolution in accordance with the Companies Act of Nova Scotia.

WITNESS my hand and seal of the Company this 8th day of April, 2002.


                                       /s/ Daniel McLachlin
                                       -----------------------------------------
                                       Name: Daniel McLachlin
                                       Position: Secretary
                                       3062834 Nova Scotia Company


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                              ACORN HOLDINGS I ULC

                               SPECIAL RESOLUTION

BE IT RESOLVED as a Special Resolution of the Company that the name of the Company be, with the approval of the Registrar of Joint Stock Companies, changed from

                              ACORN HOLDINGS I ULC
                                       to
                             NABORS HOLDINGS 1, ULC

effective immediately following approval thereof by the Registrar of Joint Stock Companies and that application be made to the Registrar of Joint Stock Companies to enter the said new name on the register of companies in the place of the present name of the Company.

               * * * * * * * * * * * * * * * * * * * * * * * * * *

                              C E R T I F I C A T E

I hereby certify that the foregoing resolution is a true copy of a Special Resolution duly passed by being signed by all of the shareholders of the Company who would be entitled to vote on the resolution at a meeting, all in accordance with the provisions of sub-section (1) of Section 92 of the Companies Act of Nova Scotia, and that the resolution is a Special Resolution in accordance with the Companies Act of Nova Scotia.

WITNESS my hand and seal of the Company this 16 day of August, 2002.


                                       /s/ Diana S. Moore
                                       -----------------------------------------
                                       Name: Diana S. Moore
                                       Position: Treasurer
                                       ACORN HOLDINGS I ULC


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EFFECTIVE DATE


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REGISTRAR OF JOINT STOCK COMPANIES


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REGISTERED AND FILED